Delek Logistics Partners, LP RBC Capital Markets MLP Conference November 2016

2 Disclaimers These slides and any accompanying oral and written presentations contain forward-looking statements by Delek Logistics Partners, LP (defined as “we”, “our”) that are based upon our current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under United States securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: our substantial dependence on Delek US Holdings, Inc. (“Delek”) (NYSE: DK) or its assignees and their respective ability to pay us under our commercial agreements; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other affects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the timing and extent of changes in commodity prices and demand for crude oil and refined products; the suspension, reduction or termination of Delek's or its assignees' or any third-party's obligations under our commercial agreements; and other factors discussed in our other filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. We undertake no obligation to update or revise any such forward-looking statements. Non-GAAP Disclosures: Delek Logistics believes that the presentation of EBITDA, distributable cash flow and distribution coverage ratio provide useful information to investors in assessing its financial condition, its results of operations and cash flow its business is generating. EBITDA, distributable cash flow and distribution coverage ratio should not be considered in isolation or as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, distributable cash flow and distribution coverage ratio have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships. Please see the appendix for a reconciliation of EBITDA, and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Investment Highlights

Overview (NYSE: DKL)	• Current Price: $22.60/unit [1] • Market Capitalization: $550 million [1] • Current Distribution: $0.655/LP unit qtr.; $2.62/LP unit annualized[2] • Current Yield: 11.6% [1][2] • 2017 Distribution growth rate target = minimum of 10%
Conservative Financial Position	• 3Q16 Net income of $13.2 million and Distributable Cash Flow (DCF) coverage ratio of 0.99x • $318.5 million credit availability at Sept. 30, 2016; leverage 3.70x • 3Q16 DCF $19.1 million and EBITDA $22.0 million [3]
Stable Cash Flow Focused	• Primarily traditional MLP assets/structure • Inflation-indexed fees for most contracts • Primarily long initial term fee-based contracts with minimum volume commitments
Growth Oriented	• Eight acquisitions since July 2013; generally in 8x-10x valuation range based on initial annualized EBITDA[4] • Two joint venture pipeline development projects - Rio completed Sept. 2016; Caddo expected Jan. 2017
Sponsor - Delek US (NYSE: DK)	• Currently owns approximately 62%, incl. 2% GP interest [5] • Majority of DKL assets support DK refining system • $30 million DKL limited partner unit repurchase authorization in place

(1) Based on price per common limited unit as of trading on November 11, 2016.
(2) Annualized distribution based on quarterly distribution for quarter ended September 30, 2016, paid on November 14, 2016.
(3) For reconciliation please refer to pages 25 and 26.
(4) Annualized EBITDA estimates based on expected performance at the time of purchase. Actual results will and have changed based on among other things, market conditions, operating rates and expenses.
(5) Currently 4.90% of the ownership interest in the general partner is owned by three members of senior management of Delek US (who are also directors of the general partner). The remaining ownership interest is held by a subsidiary of Delek US.

3

Delek US – A Growth Oriented, Financially Strong Sponsor • 155,000 bpd of refining capacity in Texas and Arkansas • Access to crude / product terminals, pipeline and storage assets Operational Strength (1) As of September 30, 2016 financial statements in the Delek US 10Q filed on November 3, 2016. (2) As of November 11, 2016 trading for Delek US stock. (3) Consists of ownership in Delek Logistics Partners. Strategically Located Refineries Provide Crude Oil Supply Flexibility and Broad Product Distribution(1) • $1.1 billion equity market value and $1.6 billion enterprise value(1)(2) • $512.4 million net debt at Sept. 30, 2016; $315.3 million in cash (1) Financial Strength REFINING SEGMENT  155,000 BPD in total El Dorado, AR  80,000 BPD  10.2 complexity Tyler, TX  75,000 BPD  8.7 complexity  9 Terminals  Approx. 1,250 miles of pipelines  8.5 million bbls storage capacity LOGISTICS SEGMENT (3) 4

Delek Logistics Partners, LP Overview

Stable Asset Base Positioned for Growth 6  ~765 miles (1) of crude and product transportation pipelines, including the 195 mile crude oil pipeline from Longview to Nederland, TX  ~ 600 mile crude oil gathering system in AR  Storage facilities with 6.2 million barrels of active shell capacity  Rail Offloading Facility Pipelines/Transportation Segment  Wholesale and marketing business in Texas  9 light product terminals: TX, TN, AR  Approx. 2.3 million barrels of active shell capacity Wholesale/ Terminalling Segment Growing logistics assets support crude sourcing and product marketing for customers 1) Includes approximately 240 miles of leased pipeline capacity.

Improving Performance and Financial Flexibility to Support Growth 7 1) Amounts provided in the Nov. 1, 2012 IPO prospectus showing pro forma results forecasted performance for 12 months ending Sept. 30, 2013. Reconciliation on pg. 26 2) Reconciliation provided on page 26. Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods. Also, excluded are predecessor costs related to the crude oil storage tank and rail offloading racks acquired in March 2015. Tyler assets were acquired in July 2013 and El Dorado assets acquired Feb. 2014. 3) Reconciliation on pg. 25. 4) Reconciliation on pg. 26 Solid Net Income and EBITDA performance since IPO in Nov. 2012 $36.0 $47.8 $72.0 $66.8 $62.8 $48.9 $63.8 $95.4 $96.5 $96.5 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 Forecast 12 Months Ended 9/30/13(1) 2013 (2) 2014 (2) 2015(3) LTM 9/30/16 $ in m ill io n s Net Income EBITDA $52.9 $80.3 $81.1 $60.4 $63.2 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 2013 2014 2015 YTD 3Q15 YTD 3Q16 $ in m ill io n s Distributable Cash Flow Increased DCF supported distribution growth (4) $164.8 $251.8 $351.6 $375.0 $223.2 $440.8 $347.0 $318.5 -$50 $50 $150 $250 $350 $450 $550 $650 $750 Dec. 31, 2013 Dec. 31, 2014 Dec. 31, 2015 Sept. 30 2016 $ in m ill io n s Borrowings Excess Capacity Financial Flexibility to support continued growth

Growth Initiatives Improved EBITDA Since 2012 8 1) Amounts provided in the Nov. 1, 2012 IPO prospectus showing forecasted performance for 12 months ending Sept. 30, 2013. 2) Bridge compared to the forecast provided in the prospectus based on difference in performance during the 12 months ending September 30, 2016 as compared to projected amounts in the prospectus. Please see page 25 for reconciliations. Solid EBITDA performance since IPO in Nov. 2012; Increased from projected $48.9(1) million to LTM $96.5 million $48.9 $96.5 -$10.0 $10.0 $30.0 $50.0 $70.0 $90.0 $110.0 $130.0 EBITDA, $ in millions $16.5 $13.4 ($2.8) $26.9 ($10.1) ($2.5) ($2.3) $8.6

Increased Distribution with Conservative Coverage and Leverage 9 Distribution per unit has been increased fifteenth consecutive times since the IPO $0.375 $0.385 $0.395 $0.405 $0.415 $0.425 $0.475 $0.490 $0.510 $0.530 $0.550 $0.570 $0.590 $0.610 $0.630 $0.655 MQD (1) 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Increased 75% through 3Q 2016 distribution 1.39x 1.32x 1.35x 1.30x 1.61x 2.02x 1.42x 1.67x 1.23x 1.47x 1.50x 1.17x 1.19x 1.31x 0.99x 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q15 1Q16 2Q16 3Q16 Distributable Cash Flow Coverage Ratio (2)(3) 1.70x 1.58x 2.28x 2.40x 3.21x 2.69x 2.55x 2.56x 3.00x 3.14x 3.11x 3.49x 3.48x 3.47x 3.70x 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Revolver Leverage Ratio (4) (1) MQD = minimum quarterly distribution set pursuant to the Partnership Agreement. (2) Distribution coverage based on distributable cash flow divided by distribution amount in each period. Please see page 26 for reconciliation. (3) 3Q16 based on total distributions paid on November 14, 2016. (4) Leverage ratio based on LTM EBITDA as defined by credit facility covenants for respective periods. Avg. 1.35x in 2013 Avg. 1.68x in 2014 Avg. 1.37x in 2015 Avg. 1.16x in 2016

Asset Overview

Joint Venture Pipeline Projects 11 Caddo Pipeline ■ DKL (50%)/Plains (50%) ■ Est. total cost: $123 million (1) ■ Capacity: 80,000 bpd ■ Length: 80 miles ■ Expected Completion: Jan. 2017 Rio Pipeline ■ Rangeland (67%)/ DKL (33%) ■ Cost: $119 million ■ Capacity: 55,000 bpd ■ Length: 107 miles ■ Completed: Sept. 2016 (1) Estimated investment pending any change due to construction revisions at Caddo. Actual will vary based on final construction cost. (2) Actual performance will vary based on market conditions and operations which may change the actual multiple in future periods. ■ DKL target EBITDA multiple is 8x to 10x investment at the joint venture level (2) ■ DK an anchor shipper on both projects

Lion Pipeline System and SALA Gathering 12 SALA Gathering System • Provides access to local Arkansas, east Texas and north Louisiana crudes to Delek US’ El Dorado refinery. • 600 mile crude oil gathering system, primarily within a 60-mile radius of the El Dorado refinery. • Crude price environment plays role in production from local producers. 15,813 15,900 17,676 20,747 22,152 22,656 20,673 21,031 18,172 - 5,000 10,000 15,000 20,000 25,000 30,000 2009 2010 2011 2012 2013 2014 2015 YTD 3Q15 YTD 3Q16 B ar re ls p er d ay SALA Gathering Crude Volume (bpd) (1) 46,027 46,515 47,906 54,960 55,168 55,951 45,220 49,694 53,461 57,366 56,294 51,794 - 10,000 20,000 30,000 40,000 50,000 60,000 70,000 2012 2013 2014 2015 YTD 3Q15 YTD 3Q16 B ar re ls p er d ay Lion Pipeline System Crude Volume (bpd) Refined product (bpd) Lion Pipeline System • Provides non-gathered crude oil to Delek US’ El Dorado refinery and connects to Enterprise TE Products Pipeline to move finished products. • Crude and light product throughput benefitted from improvements at Delek US’ El Dorado refinery completed in 1Q14 turnaround that increased light crude capability by 10,000 bpd. (1) Delek US acquired majority ownership of Lion Oil in April 2011. Volumes in 2011 are based on 247 days of operations following the acquisition. Amounts in 2009 and 2010 are based on previous ownership data.

Terminalling and West Texas Wholesale Business 13 West Texas Wholesale and Marketing • Operates in an area around the Permian Basin • Purchases refined products from third parties for resale at owned and third party terminals in west Texas. • Includes ethanol blending activity. 19 13 75 97 107 102 122 2011 2012 2013 2014 2015 YTD 3Q15 YTD 3Q16 Volume, 000 bpd Terminalling Assets • Refined products terminalling services for Delek and/or third parties. • Comprised of terminals located in: • Memphis and Nashville, TN; • Tyler, Big Sandy (1) and Mt. Pleasant, TX; • El Dorado and North Little Rock, AR • Delek US’ Tyler refinery turnaround and expansion lowered volumes in 1Q15 • DKL positioned to support 15 kbpd expansion (1) Was not operating during 2011, 2012 and majority of 2013, however, contract with Delek has a minimum throughput requirement of 5,000 bpd along with a minimum storage requirement. Note: For reporting purposes, San Angelo and Abilene terminals are included in the west Texas wholesale business. The remaining are in terminalling. - 2 4 6 8 10 2011 2012 2013 2014 2015 3Q16 Terminal Count Drop Down Terminals Other Terminals West Texas Wholesale $7.2 $7.6 $8.5 $15.5 $14.0 $28.5 $8.1 $6.8 $4.4 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 2009 2010 2011 2012 2013 (2) 2014 (2) 2015 (2) YTD 3Q15 (2) YTD 3Q16 (2) Gross margin, $ in millions 13,377 bpd 14,353 bpd 15,493 bpd 16,523 bpd 18,156 bpd 16,707 bpd 16,357 bpd 17,661 bpd 13,039 bpd (1) Includes effect of Delek US’ Tyler refinery turnaround during 1Q 2015. (2)RINs gross margin benefit included in the 2013 west Texas gross margin per barrel was approximately $6.4 million, or $0.99/ bbl, 2014 gross margin included $4.6 million or $0.75/ bbl, and 2015 gross margin included $5.3 million or $0.89/ bbl. YTD 3Q15 had $4.3 million or $0.89/ bbl; YTD 3Q16 had $4.7m or $1.31/bbl.

Paline Pipeline 14  Approximately 195 mile crude oil pipeline - Mainline pipeline flows from north to south  10,000 bpd of mainline capacity reserved for a third party to use exclusively from July 1, 2016 to December 31, 2016  FERC tariff in place and actively marketing available capacity to potential shippers  Base at $1.50/bbl with temporary incentive tariff of $1.00/bbl at 1,000 bpd to 9,999 bpd; $0.75/bbl above 10,000 bpd  Flexibility to explore options for available capacity on this pipeline  Evaluations of potential increases in utilization and capacity of Paline system may offer future growth  Explore ability to reverse to flow from the Gulf Coast to allow potential shippers to take advantage of crude oil price differentials Note: The previous contract that expired on June 30, 2016 had 35,000 bpd of mainline capacity reserved for third parties to use exclusively during a term that began on January 1, 2015. DKL elected to extend the contract in its current format from July 1, 2016 to December 31, 2016.

Going Forward

Several Visible Pathways for Potential Growth 16 2017 Target Acquisitive Growth  10% minimum distribution per unit growth targeted for 2017  Driven by organic growth at DKL  Contracts expiring in 2017 have been extended by Delek US for additional five year option  Proven ability to make 3rd party asset acquisitions (4 since 2013)  Ability to utilize relationship with Delek US to make acquisitions (asset/corporate) Benefit from Growth  Improvement in throughput capability and/or flexibility at Delek US’ refineries(1)  El Dorado refinery increased light crude processing capability by 10,000 bpd in 1Q’14  Tyler refinery expansion added 15,000 bpd crude throughput capacity in 1Q’15 Ability to Leverage Relationship with Delek US Focus on existing asset base provides distribution growth (1) Based on Delek US’ announced changes for its refineries; actual results may vary based on each refinery’s respective operating rate. Benefit from Acquisitions  Delek US owns 47% of the outstanding common stock of Alon USA (NYSE:ALJ)  May create the potential for future DKL growth opportunities Organic Growth  Joint venture pipeline projects expected to contribute DCF growth in 2017  Focus on incremental improvements in existing asset base Financial Flexibility provides ability to be opportunistic Opportunities  Potential growth in RIO and Caddo joint venture projects  Options to improve Greenville location

Peer Comparisons (1) 17 Current Yield as of 11/11/16 Leverage Ratio (1) 2.6x 2.7x 3.7x 3.7x 4.1x 4.5x 4.5x 4.7x 5.1x 6.1x 6.5x - 1.0 2.0 3.0 4.0 5.0 6.0 7.0 WNRL VLP DKL MMP HEP PSXP MPLX EPD TLLP SXL PAA 11.6% 9.9% 8.1% 7.5% 7.7% 7.8% 7.3% 6.4% 6.4% 5.1% 4.9% 3.9% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% DKL PBFX WNRL SXL TLLP HEP PAA EPD MPLX MMP PSXP VLP (1) DKL based on 3Q 2016 reported results. Peer information based on Capital IQ 11/7/16.

18 Questions and Answers Majority of assets support Delek US‘ strategically located inland refining system Inflation-indexed fees for most contracts Majority of all margin generated by long term, fee-based contracts with volume minimums Agreements with Delek US cap maintenance capex and limit Delek US force majeure abilities Limited commodity price exposure Primarily Traditional, stable MLP assets

Appendix

Delek US' Refineries are Strategically Positioned and Flexible 20  Inland refinery located in East Texas  75,000 bpd, 8.7 complexity  Primarily processes inland light sweet crudes (100% in 2014)  94% yield of gasoline, diesel and jet fuel in 2015 El Dorado Refinery (1) Tyler Refinery (1)  Inland refinery located in southern Arkansas  80,000 bpd, 10.2 complexity (configured to run light or medium sour crude)  Supply flexibility that can source West Texas, locally produced, and/or Gulf Coast crude  89% yield of gasoline and diesel in 2015  Associated gathering system positioned for Brown Dense development (1) As reported by Delek US.

Summary of Certain Contracts (9)

Initial / Maximum Term (1)	Service	9 Months Ended Sept. 30, 2016 Throughput (bpd)(2)	Minimum Commitment (bpd)	Current Tariff / Fee	Tariff / Fee Index (11)	Termination Provision: Refinery Shutdown	Termination Provision: Force Majeure
		Paline Pipeline					
July 1 to Dec. 31, 2016		N/A	N/A	10 kbpd = $410,000/Month Fee (6)	FERC	N/A	N/A
	Crude Oil Capacity Usage Agreement (6)			above 10 kbpd $1.50/Bbl tariff; incentive rates available (6)		N/A	N/A
		Lion Pipeline System (and SALA Gathering System)					
Five / Fifteen Years	Crude Oil Transportation	55,951	46,000 (3)	$0.9464/Bbl (4)	FERC	After 1st two years, 12 months notice required	After 3rd year, 12 months notice; unless min. payments made then cannot be terminated by Delek Logistics
Five / Fifteen Years	Refined Products Transportation	51,794	40,000	$0.11130/Bbl	FERC		
Five / Fifteen Years	Crude Oil Gathering	18,172	14,000	$2.50520/Bbl (4)	FERC		
		East Texas Crude Logistics					
Five / Fifteen Years	Crude Oil Transportation	13,108	35,000	$0.44540/Bbl (5)	FERC		
Five / Fifteen Years	Crude Oil Storage	N/A	N/A	$278,370 per month	FERC		
		East Texas Marketing					
Ten (7)	Marketing - Tyler Refinery	68,137	50,000	$0.62480/bbl + 50% of the agreed margin (8)	CPI-U		
		Memphis Terminal					
Five / Fifteen Years	Dedicated Terminalling Services	8,202	10,000	$0.55670/Bbl	FERC		
		North Little Rock Terminal					
Eight / Sixteen Years	Dedicated Terminalling Services	10,662	8,100	$0.2310/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$63,000 per month	PPI-fg		
		Big Sandy Terminal & Pipeline					
Five / Fifteen Years	Dedicated Terminalling Services	6,710	5,000	$0.5554/Bbl	FERC		
Four / Fourteen Years	Refined Products Transportation	6,710	5,000	$0.5554/Bbl	FERC		
Five / Fifteen Years	Storage	N/A	N/A	$55,625 per month	FERC		
		Tyler					
Eight / Sixteen Years	Dedicated Terminalling Services	70,606	50,000	$0.3500/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$829,823 per month	PPI-fg		
Eight / Sixteen Years	Crude Oil Storage	N/A	N/A	$180,000 per month	PPI-fg		
		El Dorado				Not applicable to this asset	
Eight / Sixteen Years	Dedicated Terminalling Services	17,523	11,000	$0.5000/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$1.3 million per month	PPI-fg		
Nine / Fifteen Years	Crude Oil Offloading (10)	N/A	N/A	$1.00/bbl light; $2.25/bbl heavy	PPI-fg		

Delek LOGISTICS

21

Summary of Certain Contracts - footnotes 22 (1) Maximum term assumes an extension of the commercial agreement pursuant to the terms thereof. Please note some terms began as early as Nov. 7, 2012. (2) Represents average daily throughput for the period indicated. (3) Excludes volumes gathered on the SALA Gathering System. (4) Volumes gathered on the SALA Gathering System will not be subject to an additional tariff fee for transportation on the Lion Pipeline System to the El Dorado refinery. (5) For any volumes in excess of 50,000 bpd, the throughput fee will be $0.6819/bbl. (6) From July 1, 2016 to December 31, 2016 the capacity lease agreement is for 10,000 bpd and equates to approximately $410,000 per month. Additional volume above the 10,000 bpd capacity lease may be used by shippers as needed based on FERC tariff of $1.50 per barrel. A temporary incentive tariff of $1.00/bbl if a shipper volume is 1,000 bpd to 9,999 bpd and $0.75/bbl if a shipper volume is above 10,000 bpd are in currently in place. Previous capacity lease agreement for 35,000 bpd equates to approximately $1,700,000 per month from Jan. 1, 2015 to Jun. 30, 2016 that entitled third parties to their respective capacities on this pipeline. (7) Delek US has agreed to pay the Partnership 50% of the margin, if any, above an agreed base level generated on the sale as an incentive fee, provided that the incentive fee will be not less than $175,000 nor greater than $500,000 per quarter. Following the primary term, the marketing agreement automatically renews for successive 1-yr terms unless either party provides notice of non-renewal 10 months prior to the expiration of the then-current term. (8) For more detailed information regarding certain contracts, refer to documents filed with the SEC, including the Annual Reports filed on Form 10-K, Quarterly Report filed on Form 10-Q, Current Reports on Form 8-K and 8-K/A filed on Nov. 7, 2012, Jul. 31, 2013, Aug. 1, 2013, Feb. 14, 2014 and Apr. 6, 2015. (9) Crude oil offloading throughput agreement includes an obligated minimum quarterly throughput fee of $1.5 million for throughput of a combination of light and heavy crude. (10) The tariff/fee index can increase or decrease based on the index change pursuant to each contract.

Amended and Restated Omnibus Agreement 23 Key Provisions  Delek US will indemnify Delek Logistics for certain liabilities, including environmental and other liabilities, relating to contributed assets.  Delek US has a ROFR if Delek Logistics sells any assets that serves Delek US' refineries or the Paline Pipeline.  GP will not receive a management fee from the Partnership; Delek Logistics will pay Delek US an annual fee for G&A services and will reimburse the GP and/or Delek US for certain expenses.  Limitations on exposure to assets contributed by Delek US relative to maintenance capital expenditures and certain expenses associated with repair/clean-up related events.  For additional detailed information regarding this agreement, please refer to documents filed with the SEC, including the Current Report on Form 8-K filed Apr. 6, 2015 and the quarterly report 10Q filed August 6, 2015, as amended on November 6, 2015.

Summary Organization Structure 24 38.3% interest Limited partner-common 95.10% ownership interest (1) 2.0% interest General partner interest Incentive distribution rights Delek Logistics Partners, LP NYSE: DKL (the Partnership) 100% ownership interest Public Unitholders Operating Subsidiaries 59.7% interest Limited partner-common Delek Logistics GP, LLC (the General Partner) Delek US Holdings, Inc. NYSE: DK (1) Currently a 4.90% interest in the Delek US ownership interest in the general partner is held by three members of senior management of Delek US. The remaining ownership interest will be indirectly held by Delek.

Income Statement and Non-GAAP EBITDA Reconciliation

Delek Logistics Partners LP Income Statement and EBITDA Reconciliation

	Forecast 12 Months 9/30/13 (1)(2)(3)	1Q13 (4)	2Q13 (4)	3Q13 (4)	4Q13 (4)	2013 (4)	1Q14 (4)	2Q14	3Q14	4Q14	2014 (4)	1Q15 (5)	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16
Total Net Sales	**$797.1**	**$210.9**	**$230.1**	**$243.3**	**$223.1**	**$907.4**	**$203.5**	**$236.3**	**$228.0**	**$173.3**	**$841.2**	**$143.5**	**$172.1**	**$165.1**	**$108.9**	**$589.7**	**$104.1**	**$111.9**	**$107.5**
Cost of Goods Sold	(721.8)	(187.9)	(208.0)	(218.2)	(197.3)	(811.4)	(172.2)	(196.6)	(194.1)	(134.3)	(697.2)	(108.4)	(132.5)	(124.4)	(71.0)	(436.3)	(66.8)	(73.1)	($73.5)
Operating Expenses	(18.7)	(5.9)	(6.1)	(6.6)	(7.2)	(25.8)	(8.5)	(9.5)	(10.2)	(9.7)	(38.0)	(10.6)	(10.8)	(11.6)	(11.7)	(44.8)	(10.5)	(8.7)	($9.3)
Contribution Margin	**$56.6**	**$17.2**	**$16.1**	**$18.4**	**$18.6**	**$70.3**	**$22.8**	**$30.2**	**$23.7**	**$29.3**	**$106.0**	**$24.5**	**$28.8**	**$29.1**	**$26.2**	**$108.6**	**$26.8**	**$30.0**	**$24.7**
Depreciation and Amortization	(9.3)	(2.4)	(2.4)	(2.6)	(3.4)	(10.7)	(3.4)	(3.5)	(3.7)	(3.9)	(14.6)	(4.0)	(4.7)	(4.5)	(5.9)	(19.2)	(5.0)	(4.8)	($5.4)
General and Administration Expense	(7.7)	(1.7)	(1.1)	(1.8)	(1.7)	(6.3)	(2.6)	(2.2)	(2.5)	(3.3)	(10.6)	(3.4)	(3.0)	(2.7)	(2.3)	(11.4)	(2.9)	(2.7)	($2.3)
Gain (Loss) on Asset Disposal	-	-	-	-	(0.2)	(0.2)	-	(0.1)	-	-	(0.1)	-	-	-	(0.1)	(0.1)	0.0	-	($0.0)
Operating Income	**$39.6**	**$13.1**	**$12.6**	**$14.0**	**$13.3**	**$53.2**	**$16.8**	**$24.4**	**$17.5**	**$22.1**	**$80.8**	**$17.1**	**$21.1**	**$21.8**	**$17.9**	**$77.9**	**$19.0**	**$22.5**	**$17.0**
Interest Expense, net	(3.6)	(0.8)	(0.8)	(1.2)	(1.8)	(4.6)	(2.0)	(2.3)	(2.2)	(2.1)	(8.7)	(2.2)	(2.6)	(2.8)	(3.0)	(10.7)	(3.2)	(3.3)	($3.4)
Loss on Equity Method Invesments													(0.1)	(0.3)	(0.1)	(0.6)	(0.2)	(0.2)	($0.3)
Income Taxes	-	(0.1)	(0.1)	(0.3)	(0.2)	(0.8)	(0.1)	(0.3)	(0.2)	0.5	(0.1)	(0.3)	(0.1)	(0.1)	0.6	0.2	(0.1)	(0.1)	($0.1)
Net Income	**$36.0**	**$12.2**	**$11.8**	**$12.5**	**$11.3**	**$47.8**	**$14.7**	**$21.8**	**$15.1**	**$20.5**	**$72.0**	**$14.6**	**$18.3**	**$18.6**	**$15.3**	**$66.8**	**$15.4**	**$18.9**	**$13.2**
EBITDA:																			
Net Income	$36.0	$12.2	$11.8	$12.5	$11.3	$47.8	$14.7	$21.8	$15.1	$20.5	$72.0	$14.6	$18.3	$18.6	$15.3	$66.8	$15.4	$18.9	$13.2
Income Taxes	-	0.1	0.1	0.3	0.2	0.8	0.1	0.3	0.2	(0.5)	0.1	0.3	0.1	0.1	(0.6)	(0.2)	0.1	0.1	$0.1
Depreciation and Amortization	9.3	2.4	2.4	2.6	3.4	10.7	3.4	3.5	3.7	3.9	14.6	4.0	4.7	4.5	5.9	19.2	5.0	4.8	$5.4
Interest Expense, net	3.6	0.8	0.8	1.2	1.8	4.6	2.0	2.3	2.2	2.1	8.7	2.2	2.6	2.8	3.0	10.7	3.2	3.3	$3.4
EBITDA	$48.9	$15.5	$15.0	$16.6	$16.7	$63.8	$20.2	$27.9	$21.2	$26.1	$95.4	$21.1	$25.7	$26.1	$23.6	$96.5	$23.7	$27.1	$22.0

(1) Includes approximately $2.0 million of estimated annual incremental general and administrative expenses expected to incur as a result of being a separate publicly traded partnership.
(2) Interest expense and cash interest both include commitment fees and interest expense that would have been paid by the predecessor had the revolving credit facility been in place during the 12 months ended 9/30/13 period presented and Delek Logistics had borrowed $90.0 million under the facility at the beginning of the period. Interest expense also includes the amortization of debt issuance costs incurred in connection with our revolving credit facility.
(3) Forecast provided in the IPO prospectus on Nov. 1, 2012.
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
(5) Results for 1Q15 are as reported excluding predecessor costs related to the 1Q15 drop downs.
Note: May not foot due to rounding.

25

Reconciliation of Cash Available for Distribution

(dollars in millions, except coverage)	1Q13 [2]	2Q13 [2]	3Q13 [2]	4Q13 [2]	2013 [2]	1Q14 [2]	2Q14	3Q14	4Q14	2014 [2]	1Q15 [2]	2Q15	3Q15	4Q15	2015 [2]	1Q16	2Q16	3Q16
Reconciliation of Distributable Cash Flow to net cash from operating activities																		
Net cash provided by operating activities	$2.0	$18.7	$19.9	$8.9	$49.4	$14.4	$31.2	$20.1	$20.8	$86.6	$15.9	$30.8	$20.2	$1.3	$68.2	$26.4	$31.2	$29.2
Accretion of asset retirement obligations	($0.0)	($0.1)	($0.0)	($0.1)	($0.2)	($0.1)	($0.1)	($0.1)	$0.0	($0.2)	($0.1)	($0.1)	($0.1)	($0.1)	($0.3)	($0.1)	($0.1)	($0.1)
Deferred income taxes	$0.0	$0.0	($0.1)	($0.3)	($0.3)	$0.0	($0.1)	($0.0)	$0.2	$0.1	($0.2)	$0.2	$0.0	$0.0	($0.0)	$0.0	$0.0	$0.0
Gain (Loss) on asset disposals	$0.0	$0.0	$0.0	($0.2)	($0.2)	$0.0	($0.1)	$0.0	($0.0)	($0.1)	($0.0)	$0.0	$0.0	($0.1)	($0.1)	$0.0	$0.0	($0.0)
Changes in assets and liabilities	$12.1	($4.9)	($5.1)	$6.3	$8.3	$3.4	($6.0)	($1.6)	$3.0	($1.2)	$3.3	($7.3)	$3.6	$20.5	$20.1	($5.4)	($7.1)	($10.0)
Maint. & Reg. Capital Expenditures	($1.3)	($1.1)	($1.3)	($1.8)	($5.1)	($0.8)	($1.0)	($0.8)	($3.9)	($6.5)	($3.3)	($3.9)	($3.5)	($2.7)	($11.8)	($0.7)	($0.9)	($0.7)
Reimbursement for Capital Expenditures	$0.3	$0.2	$0.0	$0.4	$0.8	$0.0	$0.0	$0.0	$1.6	$1.6	$1.2	$1.4	$2.3	$0.0	$5.2	$0.2	$0.6	$0.7
Distributable Cash Flow	$13.1	$12.8	$13.4	$13.3	$52.9	$17.0	$24.0	$17.7	$21.8	$80.3	$16.8	$21.1	$22.6	$18.9	$81.3	$20.4	$23.7	$19.1
Coverage [1]	1.39x	1.32x	1.35x	1.30x	1.35x	1.61x	2.02x	1.42x	1.67x	1.68x	1.23x	1.47x	1.50x	1.17x	1.37x	1.19x	1.31x	0.99x
Total Distribution [1]	$9.4	$9.7	$9.9	$10.2	$39.3	$10.5	$11.9	$12.4	$13.1	$47.9	$13.7	$14.4	$15.1	$16.1	$59.3	$17.1	$18.1	$19.3

(1) Distribution for forecast period based on $1.50 per unit; Distribution for year ended December 31, 2013, 2014, 2015 and year to date 2016 based on actual amounts distributed during the periods; does not include a LTIP accrual. Coverage is defined as cash available for distribution divided by total distribution.

(2) Results in 2013, 2014 and 2015 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.

Note: May not foot due to rounding and annual adjustments that occurred in year end reporting.

Delek LOGISTICS

26

27 Investor Relations Contact: Assi Ginzburg Keith Johnson Executive Vice President, CFO Vice President of Investor Relations 615-435-1452 615-435-1366